Exhibit 99.1

CONSENT OF INDEPENDENT VALUER

We hereby consent to the references to our name and the description of our role in assessing the reasonableness of the estimated per share net asset value of the common stock of Hines Real Estate Investment Trust, Inc. (the “Company”) being included or incorporated by reference in the Registration Statement on Form S-3 (No. 333-182401) of the Company and in the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on December 23, 2016.
In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Robert A. Stanger & Co., Inc.
Robert A. Stanger & Co., Inc.
December 23, 2016